EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended February 2, 2002.



/s/ DELOITTE & TOUCHE LLP

New York, New York
July 22, 2002